As filed with the Securities and Exchange Commission on February 1, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia	6711	55-0672148
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification Number)

300 North Main Street

Moorefield, West Virginia 26836

(304) 530-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

H. Charles Maddy, III

Summit Financial Group, Inc.

300 North Main Street

Moorefield, West Virginia 26836

(304) 530-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Sandra M. Murphy, Esq.

Bowles Rice LLP

600 Quarrier Street

P.O. Box 1386

Charleston, West Virginia 25325

(304) 347-1131

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED FEBRUARY 1, 2022

PROSPECTUS

OFFER TO EXCHANGE

Up to $75,000,000 aggregate principal amount of

3.25% Fixed-to-Floating Rate Subordinated Notes due 2031

that have been registered under the Securities Act of 1933

for any and all outstanding unregistered

3.25% Fixed-to-Floating Rate Subordinated Notes due 2031

The exchange offer will expire at 5:00 p.m., Eastern Standard Time, on                 , 2022, unless extended.

We are offering to exchange 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to in this prospectus as the “New Notes,” for any and all of our outstanding unregistered 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 that we issued in a private placement on November 16, 2021, which we refer to in this prospectus as the “Old Notes.” We are making this offer to exchange the New Notes for the Old Notes to satisfy our obligations under certain registration rights agreements that we entered into with the purchasers of the Old Notes in connection with our issuance of the Old Notes to those purchasers.

We will not receive any cash proceeds from this exchange offer. The issuance of the New Notes in exchange for the Old Notes will not result in any increase in our outstanding indebtedness. Old Notes that are not exchanged for New Notes in this exchange offer will remain outstanding. The exchange offer is not subject to any minimum tender condition but is subject to certain customary conditions.

Upon expiration of the exchange offer, all Old Notes that have been validly tendered and not withdrawn will be exchanged for an equal principal amount of New Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreements that we entered into with the initial purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in the registration rights agreements relating to our fulfillment of our registration obligations. The New Notes evidence the same debt as the Old Notes and are governed by the same indenture under which the Old Notes were issued.

There is no existing public market for the Old Notes or the New Notes and we do not expect any public market to develop in the future for either the Old Notes or the New Notes. The Old Notes are not listed on any national securities exchange or quotation system and we do not intend to list the New Notes on any national securities exchange or quotation system.

You may withdraw your book-entry tender of Old Notes at any time prior to the expiration of the exchange offer. We will exchange all of the outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 14, as well as the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 and in the other reports filed by us with the Securities and Exchange Commission and incorporated by reference into this prospectus.

The securities to be exchanged are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.

Neither the Securities and Exchange Commission, nor any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-4, (the “registration statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, the exchange offer and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference therein.

We are providing this prospectus to holders of Old Notes in connection with our offer to exchange Old Notes for New Notes. We are not making the exchange offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information” and in the accompanying letter of transmittal filed by us with the SEC. We have not authorized any other person to provide you with any other information with regard to the exchange offer. If anyone provides you with information that is different or inconsistent, you should not rely on it. You should not assume that any information contained in or incorporated by reference into the registration statement, of which this prospectus is a part, is accurate as of any date other than the date of the applicable document that contains such information. Our business, financial condition, results of operations and prospects may have changed since such date.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.summitfgi.com. The reference to our website is not intended to be an active link, and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the exchange offer and ownership of these securities.

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes. We will make additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that requests it in accordance with the instructions in the letter of transmittal. See “Plan of Distribution.”

Unless otherwise indicated or the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Summit” or the “Company” refer to Summit Financial Group, Inc. and its consolidated subsidiaries, and the term “Bank” refers to Summit Community Bank, Inc., a West Virginia state-chartered bank and wholly owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. Our SEC filings are available to the public at no cost on the SEC’s website at https://www.sec.gov. We also maintain a website at www.summitfgi.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC. See “Incorporation of Certain Documents by Reference” for more information on documents incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-4 relating to the New Notes and the exchange offer. This prospectus is a part of the registration statement and, as permitted by SEC rules, does not contain all of the information in the registration statement. The registration statement, including the exhibits thereto and the documents incorporated by reference therein, contains additional relevant information about us, the New Notes and the exchange offer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Summit to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below, which are considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•

those portions of our definitive proxy statement on Schedule 14A, as filed with the SEC on April 9, 2021, in connection with our 2021 annual meeting of shareholders that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021

•

our Current Reports on Form 8-K, as filed with the SEC on February  17, 2021, April  16, 2021, April  23, 2021, April  30, 2021, May  24, 2021, July  13, 2021, July  21, 2021, November  17, 2021 and November 23, 2021

Summit also incorporates by reference additional documents that may be filed under Sections 13(a), 14 and 15(d) of the Securities Exchange Act with the SEC between the date of this prospectus and the later of (i) the termination or completion of the exchange offer and (ii) the termination of the period of time described under “Plan of Distribution” during which we have agreed to make available this prospectus to broker-dealers in connection with certain resales of the New Notes shall deemed to be incorporated by reference herein. These include periodic reports such as Definitive Proxy Materials for the 2022 Annual Meeting of Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Holders of the Old Notes can obtain additional copies of the documents incorporated by reference in this prospectus free of charge from the SEC at the SEC’s website (http://www.sec.gov), or they may request a copy of these filings, also at no cost, by requesting them in writing or by telephone from the following address:

Summit Financial Group, Inc.

300 North Main Street

Moorefield, West Virginia 26836

Attention: Teresa D. Ely

Telephone: (304) 530-1000

If you would like to request any documents, please do so by [●], 2022 which is five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, no later than five business days before such extended expiration date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements about the Company that are intended to be subject to the safe harbors created under United States federal securities laws. The words “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words and other similar words and expressions, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference into this prospectus, including those discussed under “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in any of our subsequent filings that are incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference” for information about such filings and “Where You Can Find More Information” for information on how to obtain copies of our filings with the SEC. For a discussion of significant risk factors that apply to the exchange offer and the notes, see “Risk Factors” beginning on page 14 of this prospectus.

Potential risks and uncertainties that could cause our actual results to differ from those anticipated in any forward-looking statements include, but are not limited to, those described below:

•	the scope and duration of the COVID-19 pandemic;

•	the effects of the COVID-19 pandemic, including on our credit quality and operations, as well as its impact on general economic conditions;

•	legislative or regulatory changes, including actions taken by governmental authorities in response to the COVID-19 pandemic;

•	the risks associated with lending and potential adverse changes in the credit quality of loans in our portfolio;

•	a decrease in the market demand for loans, including those that we originate for sale, deposit and other financial services;

•	our ability to control operating costs and expenses;

•

our ability to successfully execute on merger and/or acquisition strategies and integrate any newly acquired assets, liabilities, customers, systems, and management personnel into our operations and our ability to realize related cost savings within expected time frames;

•	our ability to develop user-friendly digital applications to serve existing customers and attract new customers;

•	technological changes and increased technology-related costs;

•	the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;

•	changes in the levels of general interest rates, and the relative differences between short and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	increased competitive pressures among financial services companies, particularly from non-traditional banking entities such as challenger banks, fintech, and mega technology companies;

•	our ability to attract and retain deposits;

•	changes in consumer spending, borrowing and savings habits, resulting in reduced demand for banking products and services;

•	legislative or regulatory changes that adversely affect our business;

•	changes in accounting principles, or the application of generally accepted accounting principles;

•

disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions;

•	any failure of key third-party vendors to perform their obligations to us; and

•

other economic, competitive, governmental, regulatory and technical factors affecting our operations, pricing, products and services and other risks described elsewhere in our filings with the Securities and Exchange Commission, including risks discussed under “Risk Factors” in this prospectus.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this document or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. Due to these risks, uncertainties and assumptions, we cannot assure you that the forward-looking statements discussed in this report will occur, and you should not put undue reliance on any forward-looking statements.

SUMMARY

This summary highlights selected information from this prospectus. It does not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the other documents to which this prospectus refers to fully understand the terms of the New Notes and the exchange offer. See “Where You Can Find More Information” on page 2 to obtain the information incorporated by reference into this prospectus without charge. You should pay special attention to “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Summit Financial Group, Inc.

Summit is a West Virginia corporation registered as a financial holding company pursuant to the Bank Holding Company Act of 1956, as amended, or the BHCA. Summit was incorporated and organized on March 5, 1987. Summit’s banking subsidiary offers a full range of commercial and retail banking services and products. Summit provides these services through its community bank subsidiary, Summit Community Bank, with 45 full service offices located throughout West Virginia, Northern Virginia and the Shenandoah Valley and Kentucky.

As of September 30, 2021, Summit had total assets of $3.51 billion, total deposits of $2.96 billion, and shareholders’ equity of $323.3 million.

Summary of the Exchange Offer

The following provides a summary of certain terms of the exchange offer. See “The Exchange Offer” appearing elsewhere in this prospectus for a more complete description of the exchange offer and “Description of the Notes” for a more complete description of the terms of the Old Notes and the New Notes.

Old Notes	$75,000,000 in aggregate principal amount of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031.

New Notes	Up to $75,000,000 in aggregate principal amount of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 that have terms that are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; (2) the New Notes bear different CUSIP numbers from the Old Notes; (3) the New Notes are generally not subject to transfer restrictions; (4) holders of the New Notes are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes or otherwise; and (5) because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

Exchange Offer	We are offering to exchange the New Notes for a like principal amount of Old Notes. Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, we will exchange the Old Notes that have been validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of the New Notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2022, unless we decide to extend it.

Withdrawal Rights	Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal of tendered Old Notes to be effective, the exchange agent must receive, on or prior to 5:00 p.m., New York City time, on the expiration date, a computer generated notice of withdrawal, transmitted by The Depository Trust Company, or DTC, on your behalf in accordance with the appropriate procedures of DTC’s “Automated Tender Offer Program,” or ATOP. See “The Exchange Offer–Withdrawal of Tenders.”

Conditions to Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer–Conditions.”

Procedures for Tendering Old Notes	For Old Notes that are represented by global book-entry notes, The Depository Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of such Old Notes and will be the only entity that can tender such Old Notes for New Notes. In order to participate in the exchange offer, you must follow the procedures established by DTC for tendering such Old Notes held in book-entry form. These procedures, which we call “ATOP” (“Automated Tender Offer Program”) procedures, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC has received (a) your instructions to exchange your Old Notes, and (b) your agreement to be bound by the terms of the accompanying letter of transmittal.

For Old Notes that are represented by a physical note that is registered in the initial purchaser’s name, each beneficial holder of such Old Note must transmit a properly completed and duly executed letter of transmittal, the physical note, and all other documents required by the letter of transmittal to the exchange agent, at its address listed under “The Exchange Offer—Exchange Agent.”

Please note that by signing, or agreeing to be bound by, the letter of transmittal, you will be making a number of important representations to us. See “The Exchange Offer—Eligibility; Transferability.”

Certain Material United States Federal Income Tax Considerations	The exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable event for the United States federal income tax purposes. For additional information, see “Certain Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your Old Notes for New Notes.

Registration Rights	Under the terms of the registration rights agreement that we entered into with the initial purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under certain limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Transferability	Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•	you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•	you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•

you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and you are not acting on behalf of any person who could not truthfully make these statements.

Our belief that transfers of New Notes would be permitted without complying with the registration and prospectus delivery requirements of the Securities Act under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. If our belief is not accurate and you transfer a New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability. See “Risk Factors-Risks Related to the Exchange Offer.”

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and that receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”

Consequences of Failing to Exchange Old Notes	Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the applicable indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes, and you will generally not be able to offer, sell, pledge or otherwise transfer the Old Notes, except to us or to any of our subsidiaries, under a registration statement that has been declared effective under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes, and you will generally not be able to offer, sell, pledge or otherwise transfer the Old Notes, except to us or to any of our subsidiaries, under a registration statement that has been declared effective under the Securities Act or under an exemption from the requirements of the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “Risk Factors–Risks Related to the Exchange Offer” and “The Exchange Offer–Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of Old Notes for New Notes as a result of the exchange offer.

Cancellation of Exchanged Old Notes	Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.

Exchange Agent	UMB Bank, N.A. is serving as the exchange agent for the exchange offer. See “The Exchange Offer-Exchange Agent” for the address, telephone number and email address of the exchange agent.

SUMMARY OF NEW NOTES

The following provides a summary of certain terms of the New Notes. The New Notes have terms that are identical in all material respects to the terms of the Old Notes, except that: the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; the New Notes bear different CUSIP numbers from the Old Notes; the New Notes are generally not subject to transfer restrictions; holders of the New Notes are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes; and because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The New Notes will evidence the same debt as the Old Notes and will be governed by the same indenture under which the Old Notes were issued. See “Description of the Notes” for a more complete description of the terms of the New Notes. References in this prospectus to the “notes” include both the Old Notes and the New Notes unless otherwise indicated or the context otherwise requires.

Issuer	Summit Financial Group, Inc.

Securities Offered	3.25% Fixed-to-Floating Rate Subordinated Notes due 2031

Aggregate Principal Amount	Up to $75,000,000.

Maturity Date	December 1, 2031, unless previously redeemed.

Form and Denomination	The New Notes will be issued only in registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

Interest Rate and Interest Rate Payment Dates During Fixed-Rate Period	From, and including, November 16, 2021, to, but excluding, December 1, 2026, unless redeemed prior to such date, the New Notes will bear interest at a rate of 3.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2022.

Interest Rate and Interest Rate Payment Dates During Floating Rate Period

From, and including, December 1, 2026 to, but excluding, December 1, 2031, unless redeemed prior to December 1, 2031 (such period, the “floating rate period”), the New Notes will bear an interest at an annual floating rate, reset quarterly, equal to the benchmark rate (which is expected to be the then-current Three-Month Term SOFR), plus 230 basis points, or such other rate as determined pursuant to the indenture, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year through December 1,

2031 or earlier redemption date. If Three-Month Term SOFR (or other applicable floating interest rate) is less than zero, then Three-Month Term SOFR (or other such applicable floating interest rate) shall be deemed to be zero.

For each interest period during the Floating Rate Period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes—Principal, Maturity and Interest”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date each as defined under “Description of the Notes—Definitions Relating to the Determination of the Floating Interest Rate”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes—Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes—Definitions Relating to the Determination of the Floating Interest Rate”) plus 230 basis points.

Day Count Convention	30-day month/360-day year to but excluding December 1, 2026, and, thereafter, a 360-day year and the number of days actually elapsed.

Record Dates	Each interest payment will be made to the holders of record who held the New Notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date.

Subordination; Ranking	The New Notes will be our general unsecured, subordinated obligations and:

•	will rank subordinate and junior in right of payment to all of our existing and future “senior indebtedness” (as defined below);

•	will rank equally in right of payment with all of our existing and future subordinated indebtedness; and

•

will rank senior in right of payment to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the New Notes.

See “Description of the Notes–Subordination.”

Optional Redemption	We may, at our option, redeem the New Notes (i) in whole or in part beginning with the interest payment date of December 1, 2026, and on any interest payment date thereafter and (ii) in whole, but not in part, upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event (each as defined below in “Description of the Notes—Redemption”).

Any redemption of the New Notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, and additional interest, if and to the extent applicable, thereon to, but excluding, the date of redemption. Any redemption of the New Notes will be subject to the receipt of approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), to the extent such approval is then required.

The New Notes are not subject to repayment at the option of the holders and there is no sinking fund for the New Notes.

No Limitations on Indebtedness	The indenture governing the New Notes and the terms of the New Notes do not contain any covenants limiting or restrictions on the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Bank.

Limited Indenture Covenants	The indenture governing the New Notes contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves.

Moreover, neither the indenture nor the New Notes contain any covenants prohibiting us from, or limiting our right to, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the New Notes, repurchase our stock or other securities, including any of the New Notes, or pay dividends or make other distributions to our shareholders (except, in the case of dividends or other distributions on junior securities, upon an event of default).

Listing; No Public Market	The New Notes are a new issue of securities with no established trading market and we do not expect any public market to develop in the future for the New Notes. We do not intend to list the New Notes on any national securities exchange or quotation system.

Risk Factors	See “Risk Factors” beginning on page 14 of this prospectus, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

Trustee	UMB Bank, N.A., or successor if replaced in accordance with the applicable provisions of the indenture.

Governing Law	The indenture and the New Notes will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this prospectus, including the matters addressed under the heading “Cautionary Note Regarding Forward-Looking Statements” and the matters described under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which have been filed with the SEC and are incorporated by reference herein, you should carefully consider the following risks in deciding whether to participate in the exchange offer. See “Where You Can Find More Information.” If any of the risks contained in or incorporated by reference into this prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the value of the New Notes could decline, our ability to repay the New Notes may be impaired and you may lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus.

Risks Related to our Business

For a discussion of certain risks applicable to our business and operations, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as updated by our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the risk factors included in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Risks Related to the Exchange Offer

If you do not validly tender your Old Notes, you will continue to hold unregistered Old Notes, and your ability to transfer Old Notes will be limited.

We will only issue New Notes in exchange for Old Notes that you timely and validly tender in accordance with the terms of the exchange offer. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty to give or incur any liability for failure to give such notification. See “The Exchange Offer–Procedures for Tendering Old Notes.”

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the global notes for the Old Notes. The restrictions on transfer of the Old Notes arose because we issued the Old Notes in a private placement exempt from the registration requirements under the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act.

The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

For further information regarding the consequences of failing to exchange your Old Notes in the exchange offer, see “The Exchange Offer–Consequences of Failure to Exchange.”

You may not receive New Notes in the exchange offer if you do not properly follow the exchange offer procedures.

We will issue New Notes in exchange for your Old Notes only if you validly tender and do not validly withdraw your Old Notes before expiration of the exchange offer. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty to give or incur any liability for failure to give such notification. If you are the beneficial holder of Old Notes that are held through a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender your Old Notes on your behalf in accordance with the procedures described in this prospectus and the accompanying letter of transmittal.

Old Notes that are not tendered, are withdraw prior to acceptance or that are tendered but not accepted for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act, and upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes will terminate. See “The Exchange Offer–Procedures for Tendering Old Notes” and “The Exchange Offer–Consequences of Failure to Exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with additional requirements under the Securities Act.

Based on interpretations of the Securities Act by the staff of the SEC contained in certain no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell, or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act. Our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes. If any such holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such holder may incur liability under the Securities Act. We do not and will not assume, or indemnify any such holder or other person against, such liability.

Risks Related to the Notes

The amount of interest payable on the notes will vary after December 1, 2026.

As the interest rate of the notes will be calculated based on Three-Month Term SOFR from December 1, 2026 to but excluding the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the notes will vary on and after December 1, 2026. During this period, the notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 230 basis points; provided, that in the event that the Benchmark rate for any floating rate period is less than zero, the Benchmark rate for such floating rate period shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

You should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate, or SOFR, when we refer to SOFR-linked notes, we mean the notes at any time when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement, or repo, transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation, or FICC, a subsidiary of The Depository Trust & Clearing Corporation, or DTCC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

SOFR was selected as the preferred overnight reference rate for U.S. Dollar financial contracts by the Alternative Reference Rates Committee (ARRC). On July 29, 2021, the ARRC formally recommended the use of the CME Group’s forward-looking SOFR term rates. The CME Term SOFR reference rates provide forward-looking term rate estimates derived from SOFR, calculated and published for One-Month, Three-Month, Six-Month and Twelve-Month tenors (referred to as Term SOFR).

The benchmark rate applicable to the notes during the floating rate period commencing on December 1, 2026 is expected to be the then-current Three-Month Term SOFR, plus 230 basis points. Although the Three-Month Term SOFR is linked to SOFR, the Three-Month Term SOFR is calculated by the CME Group and not the FRBNY using transaction data from thirteen consecutive SR1 futures (1-month CME SOFR futures contracts) and five SR3 futures (3-month CME SOFR futures contracts). The Three-Month SOFR is underpinned by SR3 contracts with additional volumes from SR1 helping where available, as SR3 are the replacement contracts for Eurodollar futures. A set of volume weighted average prices (VWAP) are calculated using transaction prices observed during several observation intervals throughout the trading day. These are then used in a projection model to determine Term SOFR reference rates, including the Three-Month Term SOFR.

Term SOFR and SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR by the FRBNY in April, 2018, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR and Term SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Term SOFR-linked notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in the calculation of Term SOFR could adversely affect the amount of interest that accrues on the Term SOFR-linked notes and the trading prices for the Term SOFR-linked notes.

Because Term SOFR and SOFR are calculated based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that Term SOFR and SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Term SOFR-linked notes. If the manner in which Term SOFR or SOFR is calculated is changed, that change may result in a change in the amount of interest that accrues on the Term SOFR-linked notes, which may adversely affect the trading prices of the Term SOFR-linked notes. Further, if the Benchmark rate on the Term SOFR-linked notes during the Floating Rate Period for any interest period declines to zero or becomes negative, then interest will only accrue on the Term SOFR linked notes at a rate equal to the spread of 230 basis points per annum with respect to that interest period. There is no assurance that changes in Term SOFR could not have a material adverse effect on the yield on, value of and market for the Term SOFR-linked notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the ARRC, convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations, or U.S. dollar LIBOR. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR. Term SOFR operates more similarly to LIBOR than SOFR in that it is forward-looking.

Any failure of SOFR and Term SOFR to gain market acceptance could adversely affect the trading prices of the Term SOFR-linked notes.

SOFR and Term SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. ARRC’s formal recommendation of Term SOFR may help market participants shift from LIBOR to Term SOFR because Term SOFR operates more similarly to LIBOR. However, any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the Term SOFR-linked notes.

Any market for the Term SOFR-linked notes may be illiquid or unpredictable.

Since Term SOFR is a relatively new market index, Term SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the Term SOFR-linked notes may never develop or may not be very liquid. Market terms for securities that are linked to Term SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the Term SOFR-linked notes may be lower than those of later-issued securities that are linked to Term SOFR. Similarly, if Term SOFR does not prove to be widely used in securities that are similar or comparable to the Term SOFR-linked notes, the trading price of the Term SOFR-linked notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the Term SOFR-linked notes at all or may not be able to sell the Term SOFR-linked notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on Term SOFR in the bond and equity markets may differ materially compared with the application and adoption of Term SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on Term SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the Term SOFR-linked notes.

The interest rate for the notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the notes, the interest rate on the notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s forward-looking SOFR term rate. If, at the commencement of the Floating Rate Period for the New Notes, the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the New Notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the notes, which are defined in the terms of the indenture as “Three-Month Term SOFR Conventions.” The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the notes during the floating rate period, which could adversely affect the return on, value of and market for the notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the notes and the trading prices for the notes.

Under the benchmark transition provisions of the notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the indenture as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during the floating rate period, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the notes.

We will act as the initial calculation agent, and we may continue to serve as calculation agent during the floating rate period. The calculation agent will make certain determinations, decisions or elections with respect to the interest rate during the floating rate period. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the notes. Any determination by us, as the calculation agent, will be conclusive and binding absent manifest error.

Because the notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency), to the extent that such approval is then required under applicable laws or regulations, including capital regulations, we may redeem the notes at our option (i) in whole or in part beginning with the interest payment date of December 1, 2026, and on any interest payment date thereafter. In addition, at any time at which any notes remain outstanding, subject to the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency), to the extent that such approval is then required under applicable laws or regulations, including capital regulations, we may redeem the notes in whole but not in part upon the occurrence of (i) a “Tier 2 Capital Event,” (ii) a “Tax Event” or (iii) an “Investment Company Event”. In the event that we redeem the notes, holders of the notes will receive only the principal amount of the notes plus any accrued and unpaid interest to, but excluding, such redemption date. If any redemption occurs, holders of the notes will not have the opportunity to continue to accrue and be paid interest to the Maturity Date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the notes.

Investors should not expect us to redeem the notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

Our obligations under the notes will be unsecured and subordinated to any senior indebtedness of the Company.

The notes will be general unsecured, subordinated obligations of the Company. Accordingly, they will be junior in right of payment to any of our existing and future senior indebtedness of the Company. The notes will rank equally with all of our other existing and future subordinated indebtedness, including any indebtedness issued in the future under the indenture. In addition, the notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to any existing and future liabilities and obligations, including deposits, of our current and future subsidiaries, including Summit Community Bank. As of September 30, 2021, the Company had consolidated total assets of $3.51 billion, total loans held for investment of $2.52 billion, net of allowances, total deposits of $2.96 billion and total stockholders’ equity of $323.3 million. As of September 30, 2021, the Company had no indebtedness that would rank senior to the notes, $30.0 million that would rank pari passu with the notes and $19.6 million that would rank junior to the notes.

In addition, the notes will not be secured by any of our assets. The indenture does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The notes will not be obligations of, or insured or guaranteed by, the FDIC, any other governmental agency or any of our subsidiaries and will be structurally subordinated to all liabilities of our subsidiaries.

The notes will be obligations of the Company only and will not be obligations of, or guaranteed or insured by, the FDIC, any other governmental agency or any of our subsidiaries, including Summit Community Bank. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities and obligations of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Summit Community Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to the debt held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including senior indebtedness or other obligations ranking senior to or equally with the notes. We expect that we and our subsidiaries will incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage relative to our competitors that have less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our existing debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether, if this were to occur, we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform Act (the “Dodd-Frank Act”) created a new resolution regime known as the “orderly liquidation authority,” which may apply to us as a bank holding company. Under the orderly liquidation authority, the Federal Deposit Insurance Corporation (the “FDIC”) may be appointed as receiver for an entity for purposes of liquidating the entity if the Secretary of the Treasury determines that the entity is in severe financial distress and that the entity’s failure would have serious adverse effects on the U.S. financial system.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the right of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the right of the FDIC to transfer claims to a “bridge” entity. As a consequence of the rights of the FDIC under the orderly liquidation authority, the holders of the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are likely. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

The indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which means your investment may not be protected.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the notes when due.

Our access to funds from Summit Community Bank may become limited, thereby restricting our ability to make payments on our obligations.

The Company is a separate and distinct legal entity from Summit Community Bank and our other subsidiaries. Our principal sources of funds to make payments on the notes and our other obligations are dividends, distributions and other payments from Summit Community Bank.

Federal and state banking regulations limit dividends from Summit Community Bank to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. Federal bank regulatory agencies also have the authority to prohibit Summit Community Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of Summit Community Bank, could be deemed an unsafe or unsound practice.

Dividend payments from Summit Community Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if Summit Community Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, Summit Community Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by Summit Community Bank with us are limited to 10% of Summit Community Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of Summit Community Bank’s capital stock and surplus. Moreover, loans and extensions of credit by Summit Community Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from our subsidiaries, including Summit Community Bank, in an amount sufficient to pay interest on or principal of the notes.

We may not be able to generate sufficient cash to service all of our debt, including the notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries, primarily Summit Community Bank. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from Summit Community Bank and required capital levels with respect to Summit Community Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Summit Community Bank and commit resources to its support, including the guarantee of its capital plans if it becomes undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the notes at the maturity of the notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Summit Community Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims

Holders of the notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Summit Community Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the notes, or in the performance of any of our other obligations under the notes or the indenture. Our regulators can, in the event we or Summit Community Bank become subject to an enforcement action, prohibit Summit Community Bank from paying dividends to us, and prevent payment of interest or principal on the notes and any dividends on our capital stock, but such limits will not permit acceleration of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on a quotation system following registration of the notes pursuant to the terms of the Registration Rights Agreement. In addition, the liquidity of any trading market for the notes, if any, will depend upon, among other things, the number of holders of the notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the notes will develop or the ability of holders of the notes to sell their notes.

The market value of the notes may be less than the principal amount of the notes.

If a market develops for the notes, the prices at which holders may be able to sell their notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes; the time remaining to maturity of the notes; the ranking of the notes; the aggregate amount outstanding of the notes; any redemption or repayment features of the notes; any changes in the ratings on the notes provided by any rating agency; the prevailing interest rates being paid by other companies similar to us; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities, if any, with respect to the notes; and the operating performance of Summit Community Bank. Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all.

Our credit ratings may not reflect all risks of an investment in the notes, and changes in our credit ratings may adversely affect your investment in the notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

The credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, any real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed in an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

The notes are not an insured deposit.

Your investment in the notes will not be a bank deposit and would not be insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

There can be no assurance that the notes will qualify for the tax treatment for which the Company intends the notes to qualify.

Although the Company intends for the notes to qualify for tax treatment that is favorable to the Company, the Company has not sought advice from its accountants, nor has it sought a ruling from the U.S. Internal Revenue Service (“IRS”), as to the federal income tax consequences of issuing the notes. There can be no assurance that upon future review, the Company’s accountants will determine that the notes do not qualify for the intended tax treatment. Similarly, there can be no assurance that the IRS will not successfully challenge the intended tax treatment of the notes. If at any time within the first five years after the issue date, the interest payable by the Company on the notes is not, or will not be, deductible by the Company, in whole or in part, for federal income tax purposes, we may redeem the notes in whole, but not in part, and without premium or penalty.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the Old Notes. We will not receive any cash proceeds from the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive for cancellation a like principal amount of the Old Notes. Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.

THE EXCHANGE OFFER

General

In connection with the issuance of the Old Notes, we entered into registration rights agreements with the initial purchasers of the Old Notes, which provides for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for New Notes that are identical in all material respects with the Old Notes, except that:

•	the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the New Notes bear different CUSIP numbers from the Old Notes;

•	the New Notes generally will not be subject to transfer restrictions;

•	holders of the New Notes are not entitled to registration rights under the registration rights agreement or otherwise; and

•

because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will evidence the same debt as the Old Notes. Holders of the New Notes will be entitled to the benefits of the indenture. Accordingly, the New Notes and the Old Notes will be treated as a single series of subordinated debt securities under the indenture. Old Notes that are not accepted for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the applicable indenture.

The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC applicable to transactions of this type.

We will be deemed to have accepted validly tendered Old Notes if and when we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of the exchange offer, delivery of New Notes will be made by the exchange agent after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving New Notes from us in exchange for such tendered and accepted Old Notes. The exchange offer is subject to the conditions set forth below under “The Exchange Offer-Conditions.” As a result of these conditions (which may be waived by us, in whole or in part, in our absolute discretion), we may not be required to exchange any of the Old Notes. In such case, or if any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the Old Notes not exchanged to the tendering holder after the expiration or termination of the exchange offer.

If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal and certain limited exceptions described in this prospectus and the letter of transmittal, the tendering holder will not be required to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “The Exchange Offer–Fees and Expenses.”

Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Outstanding Old Notes that are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. See “Risk Factors-Risks Related to the Exchange Offer.”

NEITHER WE NOR THE EXCHANGE AGENT ARE MAKING ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NEITHER WE NOR THE EXCHANGE AGENT HAVE AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND INDIVIDUAL REQUIREMENTS.

Registration Rights Agreement

We issued the Old Notes in a private placement except from the registration requirements under the Securities Act and applicable state securities laws. In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes, and we are making the exchange offer to comply with our contractual obligations under the registration rights agreement.

The following provides a summary of certain terms of the registration rights agreement. This summary is qualified in its entirety by reference to the complete registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Under the terms of the registration rights agreement, we agreed to register the New Notes and undertake the exchange offer. The exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Under the terms of the registration rights agreement, we agreed, among other things, to use commercially reasonable efforts to:

•

file a registration statement with the SEC on or prior to the 90th day after November 16, 2021 with respect to a registered offer to exchange the Registrable Securities (as defined below) for the New Notes;

•	cause that registration statement to be declared effective by the SEC no later than the 120th day after November 16, 2021;

•	cause that registration statement to remain effective until the closing of the exchange offer;

•	consummate the exchange offer no later than 45 days after the effective date of that registration statement.

We also agreed to commence the exchange offer promptly after the effectiveness of the registration statement and keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes; and

“Registrable Securities” means the Old Notes, but any Old Notes cease to be Registrable Securities when: (i) a registration statement with respect to such Old Notes shall have been declared effective under the Securities Act and such Old Notes shall have been disposed of pursuant to such registration statement, (ii) such Old Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A under the Securities Act) under the Securities Act or are eligible to be resold pursuant to Rule 144 under the Securities Act without regard to the public information requirements thereunder, (iii) such Old Notes shall have ceased to be outstanding, (iv) such Old Notes, to the extent eligible for exchange under an exchange offer registration statement that was declared effective under the Securities Act, were not exchanged, at the election of the holder, during the period that the exchange offer was open, or (v) such Old Notes have been exchanged for New Notes, which have been registered pursuant to the exchange offer registration statement upon consummation of the exchange offer, unless in the case of any New Notes referred to in this clause (v), such New Notes are held by any participating broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities or otherwise are not freely tradable by such participating broker-dealers without any limitations or restrictions under the Securities Act (in which case, such New Notes will be deemed to be Registrable Securities until such time as such New Notes are sold to a purchaser in whose hands such New Notes are freely tradeable without any limitations or restrictions under the Securities Act).

We also agreed to issue and exchange New Notes for all Old Notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive a New Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and New Notes will be issued, only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

We further agreed that, under certain circumstances, we would file a shelf registration statement with the SEC that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.

Eligibility; Transferability

We are making the exchange offer in reliance on interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties. We have not sought or received our own no-action letter from the staff of the SEC with respect to the exchange offer and the related transactions, and there can be no assurance that the staff of the SEC will make a determination in the case of the exchange offer and such transactions that is similar to its determinations in the above mentioned no-action letters. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•	you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•

you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and

•	you are not acting on behalf of any person who could not truthfully make these statements.

To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.

In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also: (i) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (ii) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes; and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by so acknowledging and by delivering a prospectus such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date of the exchange offer, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by such broker-dealers.

Any holder of Old Notes (i) who is our affiliate, (ii) who does not acquire the New Notes in the ordinary course of business, (iii) who participates in or intends to participate in the exchange offer for the purpose of, or with a view to, distributing the New Notes, or (iv) who is a broker-dealer who purchased the Old Notes directly from us:

•	will not be able to rely on the interpretations of the staff of the SEC set forth in the no-action letters described above;

•	will not be able to tender Old Notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., Eastern time, on [●], 2022, or at such later date or time to which we may extend the exchange offer. We refer to such date, as it may be extended, as the expiration date. To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “The Exchange Offer-Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension or termination of, or amendment to, the exchange offer to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is given to holders of the Old Notes.

If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

If we terminate or withdraw the exchange offer, we will promptly pay the consideration offered, or return any Old Notes deposited, under the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:

•	such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;

•	we determine that the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation by the staff of the SEC; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We reserve the absolute right to waive these conditions in whole or in part at any time and from time to time in our sole discretion prior to the expiration date, subject to applicable law. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the New Notes or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In any such event, we must use our commercially reasonable efforts to obtain the withdrawal of any such stop order as soon as practicable and provide prompt notice to each holder of the withdrawal of any such stop order.

Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “The Exchange Offer-Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering Old Notes

In order to participate in the exchange offer, you must validly tender your Old Notes to the exchange agent as described below. It is your responsibility to validly tender your Old Notes.

If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent, whose address, phone number and email address are set forth below in “The Exchange Offer—Exchange Agent.”

Certain of the Old Notes were issued in book-entry form and are currently represented by global certificates held for the account of DTC. Accordingly, DTC will be the only entity that can tender your Old Notes for New Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain New Notes you must:

•	Comply with DTC’s ATOP procedures described below; and

•

The exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes in its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted “agent’s message” (as defined below), before the expiration date of the exchange offer.

Following receipt, the exchange agent will establish an ATOP account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, DTC must send an “agent’s message” to the exchange agent on or prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.

The term “agent’s message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that the agreement may be enforced against such participant.

Each agent’s message must include the following information:

•	name of the beneficial owner tendering such Old Notes; and

•	account number of the beneficial owner tendering such Old Notes;

•	principal amount of Old Notes tendered by such beneficial owner; and

•	a confirmation that the beneficial owner of the Old Notes has made the representations for our benefit set forth under “—Representations” below.

The delivery of the Old Notes through DTC, and any transmission of an agent’s message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.

Certain of the Old Notes were issued in physical form to certain initial purchasers. Accordingly, such holders of Old Notes must physically tender their Old Notes for New Notes. Therefore, to tender Old Notes represented in physical form subject to the exchange offer and to obtain New Notes you must transmit to the exchange agent, at its address listed under “—Exchange Agent”:

•	the physical Old Note;

•	a properly completed and duly executed letter of transmittal; and

•	all other documents required by the letter of transmittal.

The tender by a holder of Old Notes represented in physical form that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. You will be required to deliver the physical note and a letter of transmittal to the exchange agent and will be bound by the letter of transmittal terms.

There is no procedure for guaranteed late delivery of the Old Notes in connection with the exchange offer.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, unless otherwise provided in the accompanying letter of transmittal, promptly following the expiration date of the exchange offer.

Representations

By tendering Old Notes, each holder is deemed to have represented to us all of the representations contained in the letter of transmittal, including that:

•	any New Notes that you receive will be acquired in the ordinary course of business;

•

you are not participating in the exchange offer with a view to distribute any New Notes nor do you have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act);

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those New Notes as a result of market-making or other trading activities, and you will satisfy any applicable prospectus delivery requirements in connection with any resale of such New Notes.; and

•	the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations and warranties.

Proper Execution and Delivery of Letter of Transmittal

Generally, an eligible institution must guarantee signatures on a letter of transmittal or notice of withdrawal unless:

•

you tender your Old Notes as the registered holder and the New Notes issued in exchange for your Old Notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the Old Notes; or

•	you tender your Old Notes for the account of an eligible institution.

For the purposes of this prospectus, an “eligible institution” means an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act which is a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program).

If the letter of transmittal is signed by the holder(s) of Old Notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If any of the Old Notes tendered are held by two or more holders, all such holders must sign the letter of transmittal. If any of the Old Notes tendered thereby are registered in different names on different Old Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Old Notes that are not tendered for exchange under the exchange offer are to be returned to a person other than the holder thereof, certificates for such Old Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any Old Notes listed therein, those Old Notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder’s name appears on such Old Notes. If the letter of transmittal or any Old Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of Old Notes waive any right to receive any notice of the acceptance for exchange of their Old Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Old Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, Old Notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered Old Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Old Notes determined by us not to be in proper form or not to be properly tendered or any tendered Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Old Notes, whether or not waived in the case of other Old Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will be under any duty to give such notification or will incur any liability for failure to give any such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Old Notes. Holders may contact the exchange agent for assistance with these matters.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal for Old Notes represented by global certificates to be effective you must comply with the appropriate procedures of DTC’s ATOP system prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the tendering holder of Old Notes;

•	the principal amount of the Old Notes delivered for exchange;

•	specify the name and number of the account at DTC to be credited with the withdrawn Old Notes; and

•	a statement that such holder is withdrawing its election to have such Old Notes exchanged.

For a withdrawal to be effective Old Notes represented by physical certificates you must comply with the appropriate procedures prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the tendering holder of Old Notes;

•	the principal amount of the Old Notes delivered for exchange; and

•	a statement that such holder is withdrawing its election to have such Old Notes exchanged.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the applicable exchange offer, and no New Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering Old Notes” at any time prior to the expiration date of the exchange offer.

Exchange Agent

UMB Bank, N.A., the trustee under the indenture, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):

UMB Bank, N.A.

5555 San Felipe, Suite 870

Houston, Texas 77056

Attention: Mauri J. Cowen / Corporate Trust

For additional information, you may contact the exchange agent by calling (713) 300-0587 or by emailing mauri.cowen@umb.com.

We will pay the exchange agent reasonable and customary fees for its services (including attorneys’ fees) and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes and issuance of the New Notes. The principal solicitation is being made by mail. However, we may make additional solicitations by email, telephone or in person by our officers and employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.

Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•	tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange

Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes.

Accordingly, such Old Notes may not be offered, sold, pledged, or otherwise transferred except:

•	to us or to any of our subsidiaries;

•	under a registration statement that has been declared effective under the Securities Act;

•

for so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the holder of the Old Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, that purchases for its own account or for the account of another qualified institutional buyer, in each case, to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act; or

•

under any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee);

in each case, subject to compliance with any applicable foreign, federal, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the New Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the New Notes. The holders of Old Notes not tendered will have no further registration rights, except that, under limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement covering resales of Old Notes.

Additional Information Regarding the Registration Rights Agreement

As noted above, we are effecting the exchange offer to comply with our contractual obligations under the registration rights agreement. The registration rights agreement requires us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to become effective, and satisfy certain other obligations, within certain time periods.

In the event that:

•	the registration statement is not filed with the SEC on or prior to the 90th day after November 16, 2021;

•	the registration statement is not declared effective by the SEC on or prior to the 120th day after November 16, 2021;

•	the exchange offer is not consummated within 45 days following the effective date of the registration statement;

•

if required, a shelf registration statement is not filed with the SEC on or prior to (A) the 180th day following November 16, 2021 or (B) the 90th day after the obligation to file a shelf registration statement with the SEC arises, whichever is later;

•

if required, a shelf registration statement is not effective on or prior to (A) the 225th day following November 16, 2021 or (B) the 105th day after an obligation to file with the SEC a shelf registration statement arises, whichever is later;

•

a shelf registration statement is effective with the SEC but such shelf registration statement ceases to be effective or such shelf registration statement or the prospectus included therein ceases to be usable in connection with resales of the registrable securities for any reason and (A) the aggregate number of days in any consecutive 365-day period for which the shelf registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the shelf registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the shelf registration statement or such prospectus shall not be effective or usable for a period of more than 90 consecutive days; or

•

the registration statement is effective with the SEC but, if the registration statement is being used in connection with the resale of the New Notes, the registration statement ceases to be effective or the registration statement or the prospectus included therein ceases to be usable in connection with resales of New Notes due to any act or omission of the Company during the 180-day period following the last date on which exchanges are accepted and (A) the aggregate number of days in any consecutive 365-day period for which the registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the registration statement or the prospectus shall not be effective or usable for a period of more than 90 consecutive days the interest rate on the Old Notes will be increased by 0.25% per annum immediately following the applicable date of such registration default and will increase by an additional 0.25% per annum immediately following each 90-day period during which additional interest accrues, but in no event will such increase exceed 0.50% per annum. If at any time more than one registration default has occurred and is continuing, the increase in interest rate will apply as if there occurred a single registration default that begins on the date that the earliest such registration default occurred and ends on such date that there is no registration default. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be reduced to the original interest rate borne by the Old Notes.

Our obligation to register the New Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement covering resales of the Old Notes.

DESCRIPTION OF THE NOTES

On November 16, 2021, we issued $75,000,000 in aggregate principal amount of our 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031, which we collectively refer to in this prospectus as the Old Notes. The Old Notes were issued in private placement transactions to certain qualified institutional buyers and institutional accredited investors and, as such, were not registered under the Securities Act. The Old Notes were issued under the indenture, dated November 16, 2021, by and between Summit Financial Group, Inc., as issuer, and UMB Bank, N.A., as trustee, which we refer to as the indenture. The term “notes” refers collectively to the Old Notes and the New Notes.

The New Notes will be issued under the indenture and will evidence the same debt as the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that:

•	the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the New Notes bear different CUSIP numbers from the Old Notes;

•	the New Notes are generally not subject to transfer restrictions;

•	holders of the New Notes are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes or otherwise; and

•

because holders of New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will be issued only in registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The New Notes will be evidenced by one or more global notes deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

The terms of the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following provides a summary of certain terms of the indenture and the New Notes. This summary is qualified in its entirety by reference to the complete indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and to the form of notes, which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture and the form of notes because those documents, not this summary description, define your rights as holders of the New Notes. Whenever we refer to the defined terms of the indenture in this prospectus without defining them, the terms have the meanings given to them in the indenture. You must look to the indenture for the most complete description of the information summarized in this prospectus.

General

The exchange offer for the New Notes will be for up to $75,000,000 in aggregate principal amount of the Old Notes. The New Notes, together with any Old Notes that remain outstanding after the exchange offer, will be treated as a single series for all purposes of the indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

The interest terms of the New Notes are materially identical to the interest terms as the Old Notes, except with respect to additional interest that may be earned on the Old Notes under circumstances relating to our registration obligations under the registration rights agreement. Interest on the notes will accrue from and including November 16, 2021. The notes will mature and become payable, unless earlier redeemed, on December 1, 2031.

From and including November 16, 2021 to but excluding December 1, 2026 or any earlier redemption date, the New Notes will bear interest at a fixed annual rate equal to 3.25%, payable semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2022. During this period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If the due date for any payment of principal or interest falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled due date.

From, and including, December 1, 2026 to, but excluding, December 1, 2031, unless redeemed prior to December 1, 2031 (such period, the “floating rate period”), the New Notes will bear interest at a rate equal to Three-Month Term SOFR, reset quarterly, plus 230 basis points, or such other rate as determined pursuant to the indenture, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year through December 1, 2031 or earlier redemption date. If Three-Month Term SOFR (or other applicable floating interest rate) is less than zero, then Three-Month Term SOFR (or other such applicable floating interest rate) shall be deemed to be zero. During this period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed, and will be payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year commencing on December 1, 2026. See “–Definitions Relating to the Determination of the Floating Interest Rate” and “—Effect of Benchmark Transition Event” below for the definition of Three-Month Term SOFR, a description of the method of its determination, and the alternative methods for determining the applicable floating interest rate for the notes in the event that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR on or prior to the Reference Time (in each case, as defined below).

We will make each interest payment to the holders of record of the notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date, without regard to whether such day is a business day. Payment of interest may be made at our option by mailing a check to the address of the person entitled thereto as shown on the security register or by transfer to an account maintained by the payee with a bank located in the United States; provided, that the trustee will have received written notice of such account designation at least five business days prior to the date of such payment.

Effect of Benchmark Transition Event

If the Calculation Agent (as defined below) determines prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR on or prior to the Reference Time regarding any determination of the Benchmark (as defined below) on any date, then we will promptly provide notice of such determination to the holders of the notes, and the following terms will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the floating interest rate payable on the notes during a relevant floating rate period:

•

the Benchmark Replacement will replace the then-current Benchmark (each of such terms as defined below) for all purposes relating to the notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates;

•	in connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time;

•

any determination, decision or election that may be made by the Calculation Agent under the terms of the notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (A) will be conclusive and binding on the holders of the notes and the trustee absent manifest error, (B) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (C) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (D) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the notes, the trustee or any other party; and

•

after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on the notes for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement plus 230 basis points.

If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

Definitions Relating to the Determination of the Floating Interest Rate

The following definitions apply with respect to the notes and the determination of the floating interest rate:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark (as defined below) with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three- Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

(a)	Compounded SOFR (as defined below);

(b)

the sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (as defined below) and (ii) the Benchmark Replacement Adjustment;

(c)	the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

(d)

the sum of: (i) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar denominated floating rate securities at such time and (ii) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

(a)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(b)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(c)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(b)

in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(c)	in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR (as defined below), (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(b)

A public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(d)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means such bank or other entity (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period. The initial Calculation Agent shall be the Company.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company in accordance with:

(a)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(b)	if, and to the extent that, the Company or its designee determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (a) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (b) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time,” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

“Stated Maturity” means December 1, 2031.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Company determines is reasonably necessary).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Subordination

As of September 30, 2021, we had consolidated total assets of $3.51 billion, total loans held for investment of $2.52 billion, net of allowances, total deposits of $2.96 billion and total shareholders’ equity of $323.3 million.

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our Senior Indebtedness. As of September 30, 2021, the Company’s subsidiaries had, in the aggregate, outstanding deposits of approximately $2.96 billion. As of September 30, 2021, the Company had no indebtedness drawn under an existing loan agreement with another financial institution. Any amount borrowed by the Company under such loan agreement would rank senior to the notes. The Company also has $19.6 million of junior subordinated debentures as of September 30, 2021 that rank subordinate to the notes. The notes do not limit the amount of additional indebtedness, including senior indebtedness, that we or any of our subsidiaries, including the Bank, may incur in the future.

The term “senior indebtedness” means any of our obligations to our creditors, whether now outstanding or subsequently incurred, other than any obligation where, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Indebtedness. Senior Indebtedness includes, without limitation:

•

all indebtedness of the Company for borrowed money, whether or not evidenced by notes, debentures, bonds, securities or other similar instruments issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered;

•	indebtedness of the Company for money borrowed or represented by purchase money obligations;

•	the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations and direct credit substitutes;

•

all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements;

•

all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	any other obligation of the Company to its general creditors;

•	all obligations of the type referred to in the bullets above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the types referred to in the bullets above of other persons secured by a lien on any of our property or assets whether or not such obligation is assumed by us; and

•	any deferrals, renewals or extensions of any obligations of the type described in the bullets above.

However, the term “senior indebtedness” excludes:

•	the notes;

•	unless expressly provided in the terms thereof, any indebtedness of the Company to its Subsidiaries; and

•

any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the Subordinated Notes are subordinated.

In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates and at maturity and to pay the principal of the notes at maturity, unless:

•

we are subject to any termination, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise; or

•

a default in the payment of principal of, or premium, if any, or interest on any senior indebtedness, beyond any applicable grace period, or if any event of default with respect to any Senior Indebtedness will have occurred and be continuing, or would occur as a result of the payment of principal of or interest on the notes or in respect of any retirement, purchase or other acquisition of the notes, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, unless and until such default or event of default has been cured or waived or has ceased to exist.

Upon our termination, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, holders of all of our Senior Indebtedness will first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal of, and premium, if any, and interest on (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law), that Senior Indebtedness before any payment is made on the notes. If, after we have paid the Senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of and premium, if any, and accrued and unpaid interest on the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of and premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applied ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.

In the event that we are subject to any termination, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that Senior Indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such Senior Indebtedness.

As a result of the subordination of the notes in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

All liabilities of the Bank and our other subsidiaries, including deposits and liabilities to general creditors arising during the ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of the subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by the Bank, which is a regulated and supervised depository institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by the Bank but may have to rely on the proceeds of borrowings and/or the sale of other securities to pay the principal amount of the notes. Regulatory rules may restrict the Bank’s ability to pay dividends or make other distributions to us or provide funds to us by other means. As a result, with respect to the assets of the Bank, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of the Bank, including its depositors, except to the extent that we may be a creditor with recognized claims against the Bank.

Redemption

We may, at our option, subject to regulatory approval and senior lender conditions, redeem the notes, in whole or in part, on any interest payment date on or after December 1, 2026. In addition, at our option, subject to regulatory approval and senior lender conditions, we may redeem the notes in whole, but not in part, at any time upon the occurrence of:

•

a “Tier 2 Capital Event,” which means our receipt of a legal opinion from counsel experienced in such matters to the effect that, as a result of any change, event, occurrence, circumstance or effect occurring on or after November 16, 2021, the notes do not constitute, or within 90 days of the date of such legal opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement);

•

a “Tax Event,” which means our receipt of a legal opinion from counsel experienced in such matters to the effect, as a result of a change or a prospective change in law on or after November 16, 2021, there is a material risk that interest paid by the Company on the notes is not, or, within 90 days of the date of such legal opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or

•

an “Investment Company Event,” which means our receipt of a legal opinion from counsel experienced in such matters to the effect that there is a material risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

Any redemption of the notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, and additional interest, if and to the extent applicable, thereon to but excluding the date of redemption. Any redemption of the notes will be subject to any required regulatory approvals, including the Federal Reserve (or its designee) or any successor agency, and any other bank regulatory agency, to the extent such approval shall then be required by law, regulation or policy.

If less than all of the notes are to be redeemed, the notes to be redeemed will be selected not more than 45 days prior to the redemption date by the Trustee from the outstanding notes not previously called for redemption unless otherwise required by law or applicable depositary requirements, on a pro rata basis as to the holders and which may provide for the selection for redemption of portions of the principal amount of the notes; provided, however, that no such partial redemption will reduce the portion of the principal amount of a note not redeemed to less than the minimum denomination for a note established in or under the indenture. In the event a pro rata redemption is not permitted under applicable law or applicable depositary requirements, the notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate. Any partial redemption will be made pro rata among all of the holders of the notes (such redemption to be considered a “Pro Rata Pass-Through of Principal” for purpose of a redemption processed through The Depository Trust Company).

Notices of redemption will be given in the manner provided for in the indenture to each holder of notes to be redeemed not less than 30, but no more than 60, days before the redemption date. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note, if any, will be issued in the name of the holder thereof upon surrender of the original note. Notes called for redemption become due and payable on the date fixed for redemption at the redemption price specified in the notice of redemption, together with any accrued and unpaid interest, if any, and additional interest, if and to the extent applicable. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

The notes are not subject to redemption at the option of the holders.

No Sinking Fund; Non-Convertible

The notes will not be entitled to the benefit of any sinking fund. Except as contemplated by this prospectus, the notes are not convertible into, or exchangeable for, any of our or our subsidiaries’ equity securities, other securities or assets.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The notes will be issued only in registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

The New Notes will be evidenced by one or more global notes that will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co. as nominee of DTC. Except as set forth below, record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The global notes will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•

DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global notes, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we do not appoint a successor depositary within 90 days;

•	we determine that the notes are no longer to be represented by the global notes and so notify the trustee in writing; or

•	an event of default with respect to the notes has occurred and is continuing and DTC has requested the issuance of definitive subordinated notes.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global notes will be registered. Any such notes in certificated form will be issued in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

DTC or its nominee will be considered the sole owner and holder of the global notes for all purposes, and as a result:

•	you cannot receive notes registered in your name if they are represented by the global notes;

•	you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global notes;

•	you will not be considered to be the owner or holder of the global notes or any note it represents for any purpose; and

•	all payments on the global notes will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in certificated form. These laws may limit your ability to transfer your beneficial interests in the global notes to these types of purchasers.

Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee, referred to as “participants,” and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, societe anonyme, as DTC participants) can own a beneficial interest in the global notes. The only place where the ownership of beneficial interests in the global notes will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

Secondary trading in bonds and notes of corporate issuers is generally settled in clearinghouse (that is, next day) funds. In contrast, beneficial interests in a global notes usually trade in DTC’s same-day funds settlement system and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

Cash payments of interest on and principal of the global notes will be made to Cede & Co., the nominee for DTC, as the registered owner of the global notes. These payments will be made by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the notes at the corporate trust office of the trustee for the notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We have been informed that, with respect to any cash payment of interest on or principal of the global notes, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global notes as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global notes held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the notes. We have been advised that, under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global notes to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

DTC has advised that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the principal amount of the notes represented by the global notes as to which such participant has, or participants have, given such direction.

DTC has also advised as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global notes. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global notes, including for payments made on the global notes, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Indenture Covenants

The indenture contains no covenants limiting or restrictions on the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations or meet or exceed any financial ratios, as a general matter, to not incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us or our subsidiaries from or limiting our or our subsidiaries’ right to incur additional indebtedness or obligations, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, repurchase our stock or other securities, including any of the notes, or pay dividends or make other distributions to our shareholders (except, subject to certain limited exceptions, in the case of dividends or other distributions, redemptions, purchases, acquisitions or liquidation payments with respect to our capital stock and repayments, repurchases or redemptions of any debt securities that rank equal with or junior to the notes, in each case, upon our failure to make any required payment of principal or interest on the notes, when the same becomes due and payable). In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a material decline in our credit quality.

Events of Default; Right of Acceleration; Failure to Pay Principal or Interest

The following are events of default under the indenture:

•

the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 30 consecutive days;

•

the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

•	the failure of the Company to pay any installment of interest on any of the notes as and when the same will become due and payable, and the continuation of such failure for a period of 15 days;

•	the failure of the Company to pay all or any part of the principal of any of the notes as and when the same will become due and payable under the indenture;

•

our failure to perform any other covenant or agreement on our part contained in the notes or in the indenture, and the continuation of such failure for a period of 30 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” and demanding that we remedy the same, will have been given, in the manner as required under the indenture to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in the aggregate principal amount of the notes at the time outstanding; or

•

the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $75,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

If an event of default described in the first two bullet points above occurs, then the principal amount of all of the outstanding notes and all accrued and unpaid interest, if any, thereon will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. If an event of default with respect to the notes occurs due to any reason other than an event of default described in the first two bullet points above, neither the trustee nor any holder may accelerate the maturity of the notes and make the principal of, and any accrued and unpaid interest on, the notes immediately due and payable.

Under the indenture, if we fail to pay any installment of interest on any note when such interest becomes due and payable, and such default continues for a period of 15 days, or if we fail to pay all or any part of the principal of any note when such principal becomes due and payable, the Company will, upon demand of the trustee, pay to the trustee, for the benefit of the holders of such notes, the whole amount then due and payable with respect to such notes, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such notes, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and all other amounts due to the trustee under the notes.

Any rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination.” Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture.

Amendment, Supplement and Waiver

Without the consent of any holder of notes, we and the trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the trustee, for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by any such successor of our covenants contained in the indenture and in the notes;

•	to add to our covenants for the benefit of holders of the notes or to surrender any right or power conferred upon us with respect to the notes issued under the indenture;

•	to permit or facilitate the issuance of notes in uncertificated or global form, provided any such action will not adversely affect the interests of the holders;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture, as necessary, to provide for or facilitate the administration of the trusts thereunder by more than one trustee, in accordance with the requirements set forth in the indenture;

•	to cure any ambiguity or to correct or supplement any provision in the indenture that may be defective or that may be inconsistent with any other provision therein;

•	to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders of then outstanding notes;

•	to add any additional events of default;

•

to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the legal defeasance, covenant defeasance and/or satisfaction and discharge of the notes in accordance with the indenture, provided that any such action will not adversely affect the interests of any holder of notes;

•	to provide for the issuance of the New Notes pursuant to the exchange offer;

•	to conform any provision in the indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under the indenture of any holder of then outstanding notes.

With the consent of the holders of not less than a majority in principal amount of the outstanding notes, by act of said holders delivered to us and the trustee, we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of the notes or modifying in any manner the rights of the holders of the notes under the indenture, except that no such supplemental indenture, without the consent of the holder of each outstanding note affected thereby, will:

•	reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

•	reduce the principal of or change the stated maturity of any notes or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

•	make any note payable in money other than United States dollars;

•

make any change in provisions of the indenture protecting the right of each holder of the notes to receive payment of principal of and interest on such notes on or after the due date thereof or setting forth the contractual right to bring suit to enforce such payment;

•

reduce the percentage in principal amount of the notes, the consent of whom is required for any such supplemental indenture, or the consent of whom required to waive certain defaults and covenants under the indenture; or

•

modify any of the provisions of the section of the indenture governing supplemental indentures with the consent of holders, or those provisions relating to waiver of past defaults or waiver of certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or interest on, any note, or in respect of a covenant or provision of the indenture which, under the terms of the indenture, cannot be modified or amended without the consent of the holder of each outstanding note.

Satisfaction and Discharge of the Indenture; Defeasance

We may terminate our obligations under the indenture when:

•

either: (a) all notes that have been authenticated and delivered (with certain specified exceptions) have been delivered to the trustee for cancellation, or (b) all notes that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such outstanding notes, including the applicable principal and interest on such notes;

•	we have paid or caused to be paid all other sums then payable under the indenture with respect to the outstanding notes or the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been satisfied.

We may elect, at our option and at any time, to have our obligations discharged with respect to the outstanding notes, which we refer to as legal defeasance. “Legal defeasance” means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

•	the rights of the holders of such outstanding notes to receive payments in respect of the principal of and interest on such notes when payments are due;

•

our and the trustee’s obligations with respect to such notes concerning registration of notes, mutilated, destroyed, lost and stolen notes, maintenance of an office or agency for payment and money for payments on the notes to be held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

•	the defeasance provisions of the indenture.

In addition, we may elect, at our option, to have our obligations released with respect to certain covenants contained in the indenture, which we refer to as covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes:

•

we must irrevocably deposit or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of outstanding notes, (i) an amount in dollars, (ii) government obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such notes, money or (iii) a combination thereof, in any case, in an amount sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which will be applied by the trustee to pay and discharge, the principal of and interest, if any, on such outstanding notes on the stated maturity of such principal or installment of principal or interest or the applicable redemption date, as the case may be;

•

such legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of our subsidiaries are a party or by which we or any of them are bound;

•

no event of default or event which, with notice or lapse of time or both, would become an event of default with respect to such notes can have occurred and be continuing on the date of such deposit, and, solely in the case of legal defeasance, no event of default or event which, with notice or lapse of time or both, would become an event of default under the indenture will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (this condition to legal defeasance will not be deemed satisfied until the expiration of such period);

•

in the case of legal defeasance, we must deliver to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance had not occurred;

•

in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under the indenture have been satisfied;

•

if the moneys or government obligations, or combination thereof, as the case may be, deposited are sufficient to pay the principal of and interest, if any, on such notes, provided that such notes are redeemed on a particular redemption date, we must have given the trustee irrevocable instructions to redeem such notes on such date and to provide notice of such redemption to holders of such notes as provided in or under the indenture; and

•	the trustee must have received such other documents, assurances and opinions of counsel as the trustee may reasonably require.

In connection with a discharge or defeasance, in the event the trustee is unable to apply the moneys deposited as contemplated under the satisfaction and discharge provisions of the indenture by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, our obligations under the indenture and the notes will be revived as if the deposit had never occurred, until such time as the trustee is permitted to apply all such moneys and government obligations to pay the principal of, and interest, if any, on the notes.

The Trustee

UMB Bank, N.A. is acting as the trustee under the indenture and the initial paying agent and registrar for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

Except during the continuance of an event of default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture.

The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, if it becomes a creditor of our organization, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days and apply to the SEC for permission to continue or resign.

The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, place and method of conducting any proceeding for any remedy available to the trustee or to exercise any trust or power conferred on the trustee, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any holder under the indenture, unless such holder has offered to the trustee security or indemnity satisfactory to the trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

No Personal Liability of Shareholders, Employees, Officers, Directors, or Exchange Agent

None of our or any of our predecessors’ or successors’ past, present or future shareholders, employees, officers or directors, as such, will have any personal liability for any of our obligations under the notes or the indenture by reason of his, her or its status as such a shareholder, employee, officer or director. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The notes and the indenture are governed by and will be construed in accordance with the laws of the State of New York.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations of the exchange of outstanding Old Notes for New Notes in the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the exchange of outstanding Old Notes for New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed regulations under the Code and any administrative and judicial interpretations and rulings thereof, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis, and subject to differing interpretations. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this prospectus, and we have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Furthermore, this discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any non-income tax consequences of the exchange of Old Notes for New Notes.

This discussion is limited to the U.S. federal income tax consequences applicable to holders that purchased their Old Notes from us in the initial offering and at the initial offering price for cash and who held such Old Notes, and will now hold the New Notes, as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address all U.S. federal income tax considerations that may be applicable to each holder’s particular circumstances or to holders that may be subject to special tax rules under U.S. federal income tax laws, including, but not limited to, banks, insurance companies, other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. holders whose functional currency is not the U.S. dollar, persons that will hold the New Notes as a position in a hedging transactions, straddle or conversion transaction or as part of a “synthetic security,” other integrated transactions or risk reduction transaction, persons deemed to sell the New Notes under the constructive sale provisions of the Code, persons that will hold the New Notes in an individual retirement account, 401(k) plan or similar tax-favored account, an accrual method taxpayer who is required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account for financial accounting purposes, a person that purchases or sells notes as part of a wash sale for tax purposes, or entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

The exchange of Old Notes for New Notes in the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, (1) a holder of Old Notes should not recognize gain or loss upon the receipt of New Notes in the exchange offer, (2) a holder’s basis in the New Notes received in the exchange offer should be the same as such holder’s basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and (3) a holder’s holding period in the New Notes should include such holder’s holding period in the Old Notes surrendered in exchange therefor.

This discussion of material U.S. federal income tax considerations is for general information only and may not be applicable, depending upon a holder’s particular situation. Holders of Old Notes considering the exchange offer are urged to consult their own tax advisors with respect to the tax consequences to them of exchanging Old Notes for New Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes, provided that such broker-dealer notifies the Company to that effect in accordance with the instructions in the letter of transmittal. We will make additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that so requests in accordance with the instructions in the letter of transmittal. To the extent that any notifying broker-dealer participates in the exchange offer, we will use our commercially reasonable efforts to maintain the effectiveness of this prospectus for a period of 180 days following the expiration date of the exchange offer.

We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer and resells such New Notes and any broker-dealer that participates in a distribution of such New Notes may be a statutory “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with the resale of any such New Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that so requests in accordance with the instructions in the letter of transmittal. We have agreed to pay certain expenses in connection with the exchange offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Troutman Pepper Hamilton Sanders LLP in respect of the laws of the State of New York. In rendering its opinion, Troutman Pepper Hamilton Sanders LLP will rely upon the opinion of Bowles Rice LLP as to all matters governed by the laws of the State of West Virginia.

EXPERTS

Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, has audited the consolidated financial statements of Summit Financial Group, Inc., included in Summit Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of internal control over financial reporting of Summit Financial Group, Inc. as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Summit Financial Group, Inc.’s financial statements are incorporated by reference in reliance on Yount, Hyde & Barbour, P.C.’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Under Article X, Paragraph I of its articles of incorporation, Summit is required under certain circumstances to indemnify each director or officer of Summit or certain of its subsidiaries for liabilities and costs arising out of any criminal or civil suit or proceeding against the director or officer by reason of being a director or officer of Summit or certain of its subsidiaries. However, a director or officer shall not be indemnified if he or she is adjudged in such suit or proceeding to be liable for negligence or misconduct in performance of a duty owed to the corporation, unless and only to the extent that the applicable court determines in view of all circumstances of the case, that such person is fairly and reasonably entitled to indemnity of expenses. These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law. The full text of Article X, Paragraph I is set forth below. Reference is made to W Va. Code § 31D-8-851 through § 31D-8-856 which sets forth the indemnification rights permitted under West Virginia law. The full text of the relevant codes are set forth below.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Summit, Summit has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Article X, Paragraph I of the articles of incorporation of Summit contains the following indemnification provision:

Director and Officer Indemnification. Unless otherwise prohibited by law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose by a majority of the shareholders of the corporation or in any other manner provided by law.

The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation. The corporation may purchase and maintain insurance for the purposes hereof.

W. Va. Code § 31D-8-851 through § 31D-8-856 provide:

§31D-8-851. Permissible indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1) To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(i) Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibits

3	Articles of Incorporation and Bylaws:

(i) Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. (incorporated by reference to Exhibit 3.2 of Summit Financial Group, Inc.’s filing on Form 8-K dated April 30, 2021)

(ii) Articles of Amendment 2009 (incorporated by reference to Exhibit 3.1 of Summit Financial Group, Inc.’s filing on Form 8-K dated September 30, 2009)

(iii) Articles of Amendment 2011 (incorporated by reference to Exhibit 3.1 of Summit Financial Group, Inc.’s filing on Form 8-K dated November 3, 2011)

(iv) Amended and Restated Articles of Amendment 2021 (incorporated by reference to Exhibit 3.1 of Summit Financial Group, Inc.’s filing on Form 8-K dated April 30, 2021)

(v) Amended and Restated By-laws of Summit Financial Group, Inc. (incorporated by reference to Exhibit 3.1 of Summit Financial Group, Inc.’s filing on Form 10-Q dated March 26, 2020)

4.1	Indenture dated as of November 16, 2021, by and between the Registrant and UMB Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2021).

4.2	Form of 3.25% Fixed-to-Floating Rate Subordinated Note due 2031 of the Registrant (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.1).

4.3	Form of Registration Rights Agreement, dated as of November 16, 2021, by and between the Registrant and the several Purchasers (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 17, 2021).

5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP

5.2*	Opinion of Bowles Rice LLP

23.1*	Consent of Yount, Hyde & Barbour P.C., independent registered public accounting firm to Summit Financial Group, Inc.

23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

23.3*	Consent of Bowles Rice LLP (included in Exhibit 5.2)

24.1*	Power of Attorney (included on signature page to this registration statement)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of UMB Bank, N.A., with respect to the Indenture, dated as of November 16, 2021, between the Registrant and UMB Bank, N.A., as trustee, relating to the 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031

99.1*	Form of Letter of Transmittal relating to the 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031

107*	Filing Fee Table

*	Filed herewith

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorefield, State of West Virginia, on February 1, 2022.

SUMMIT FINANCIAL GROUP, INC.

By:	/s/ H. Charles Maddy, III
H. Charles Maddy, III
President and Chief Executive Officer

By:	/s/ Robert S. Tissue
Robert S. Tissue
Executive Vice President and Chief Financial Officer

By:	/s/ Julie R. Markwood
Julie R. Markwood
Senior Vice President and Chief Accounting Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints H. Charles Maddy, III, Robert S. Tissue and Julie R. Markwood, and each of them, as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on February 1, 2022 by the following persons in the capacities indicated below.

Signature	Title

/H. Charles Maddy, III H. Charles Maddy, III	President, Chief Executive Officer and Director

/s/ Robert S. Tissue Robert S. Tissue	Executive Vice President and Chief Financial Officer

/s/ Oscar M. Bean Oscar M. Bean	Director

/s/ Dewey F. Bensenhaver Dewey F. Bensenhaver	Director

/s/ Ronald L. Bowling Ronald L. Bowling	Director

/s/ J. Scott Bridgeforth J. Scott Bridgeforth	Director

James M. Cookman	Director

/John W. Crites, II John W. Crites, II	Director

/s/ James P. Geary, II James P. Geary, II	Director

/s/ Georgette R. George Georgette R. George	Director

/s/ John B. Gianola John B. Gianola	Director

/s/ Gary L. Hinkle Gary L. Hinkle	Director

/s/ Jason A. Kitzmiller Jason A. Kitzmiller	Director

/s/ Charles S. Piccirillo Charles S. Piccirillo	Director

/s/ Ronald B. Spencer Ronald B. Spencer	Director

/s/ John H. Shott John H. Shott	Director

/s/ Jill S. Upson Jill S. Upson	Director